UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MANNKIND CORPORATION

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

This supplement (this “Supplement”) to the Definitive Proxy Statement on Schedule 14A filed on April 7, 2021 (the “Definitive Proxy Statement”), by MannKind Corporation, a Delaware corporation (the “Company”), is being filed to supplement the Definitive Proxy Statement as described below.

DELINQUENT SECTION 16(A) REPORTS

Certain filings required by Section 16(a) of the Exchange Act of 1934, as amended, to be made by certain of the Company’s directors and executive officers in 2020 were filed late. Specifically, one Form 4 filing for each of Jennifer Grancio and Sabrina Kay, in connection with equity awards granted to each of the aforementioned directors on March 23, 2020 and December 1, 2020, respectively, was filed late. In addition, a Form 3 filing for Alejandro Galindo, who joined the Company as an executive officer on August 4, 2020, was filed late. These late filings were due to a delay in obtaining EDGAR filer codes for these individuals following their appointment to their respective roles.

In addition, one Form 4 filing for each of Michael Castagna, Steven B. Binder, Rosabel R. Alinaya, David Thomson, Joseph Kocinsky, Stuart A. Tross and Patrick McCauley was filed late. These filings related to options granted in 2016 and 2017 that vest upon the achievement of certain defined performance milestones. On February 25, 2020, one of the defined performance milestones was met, resulting in the partial vesting of such options. The filings were received by the EDGAR filing system the morning after the filing deadline due to an administrative delay in submitting the filings to the system.

Except as specifically revised by the information contained herein, this Supplement does not modify, amend or otherwise affect any of the other information set forth in the Definitive Proxy Statement. This Supplement should be read with the Definitive Proxy Statement, and, from and after the date of this Supplement, any references to the Definitive Proxy Statement will be deemed to include the Definitive Proxy Statement as supplemented hereby.